Exhibit 10.3
Executive Grant
Quovadx, Inc.
2006 Equity Incentive Plan
Restricted Stock Award Agreement
     Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) and this Restricted Stock Award Agreement (the “Agreement”) (collectively, the “Award”) and in consideration of your services rendered or to be rendered, as applicable, Quovadx, Inc. (the “Company”) has granted you a Restricted Stock Award under its 2006 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock subject to the Award as set forth in the Grant Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
     The details of your Award are as follows:
     1. Vesting. Subject to the limitations contained herein and in the Plan, your Award will vest as follows:
          (a) The shares will vest as provided in the Vesting Schedule set forth in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.
          (b) Shares subject to your Award that have vested in accordance with the Vesting Schedule set forth in the Grant Notice and this Section 1 are “Vested Shares.” Shares subject to your Award that are not Vested Shares are “Unvested Shares.”
     2. Number of Shares. The number of shares of Common Stock subject to your Award as referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments as set forth in the Plan.
     3. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not be issued any shares of Common Stock under your Award unless the shares of Common Stock are either then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

     4. Right of Reacquisition. The Company shall simultaneously with the termination of your Continuous Service automatically reacquire (the “Reacquisition Right”) for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Agent, as defined below) within ninety (90) days after the termination of your Continuous Service, and the Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, the Escrow Agent shall transfer to the Company the number of Unvested Shares the Company is reacquiring. The Reacquisition Right shall expire when all of the shares have become Vested Shares in accordance with Section 1.
     5. Change in Control.
          (a) In the event of a Change in Control, the Company may assign the Reacquisition Right to its successor (or the successor’s parent company), if any, in connection with the Change in Control. In addition, to the extent the Reacquisition Right remains in effect following such Change in Control, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Change in Control, but only to the extent the Common Stock was at the time covered by such right.
          (b) In addition, if a Change in Control occurs and if, within three months before and twelve (12) months after, the effective time of such Change in Control, your Continuous Service terminates due to (i) an involuntary termination (excluding death or Disability) without Cause, or (ii) a voluntary termination for Good Reason, then, subject to your compliance with the provisions of your employment agreement and you executing and not revoking a separation agreement and general release of claims in a form satisfactory to the Company, the shares subject to your Award shall become vested in full upon the later of (A) the date your Continuous Service terminates, or (B) the date such Change in Control is consummated.
          For purposes of this Subsection 5(b), “Cause” has the meaning given in your written employment agreement with the Company OR, in the absence of a written employment agreement, “Cause” means a termination by the Company because of any one of the following events: (i) Your breach of your employment agreement that results in material injury to the Company which, if capable of cure, has not been cured by you within thirty (30) days after receipt by you of written notice from the Company’s chief executive officer (the “CEO”) of such breach; (ii) your misconduct, fraud, dishonesty, or malfeasance that results in material injury to the Company; (iii) your willful or intentional failure to (a) perform your duties under your employment agreement, (b) follow the reasonable and legal direction of the CEO, or (c) follow the policies, procedures, and rules of the Company (provided that, for any such failure listed in this sub-section (iii), the CEO shall first give you written notice setting forth with specificity the reasons that the CEO believes you are failing, and thirty (30) days to cure such failure); or (iv) your conviction of, or plea of nolo contendre to, a felony. For purposes of this Agreement, your failure to achieve certain results, such as those set forth in a business plan of the Company, that is not the result of your demonstrating willful and deliberate dereliction of duty shall not constitute Cause.

          For purposes of this Subsection 5(b), “Good Reason” has the meaning given in your written employment agreement with the Company OR, in the absence of a written employment agreement, “Good Reason” means the occurrence of any of the following: (i) the Company, without your written consent, (a) takes any action which results in the reduction of your then current title, duties, or responsibilities, other than a reduction or change required by applicable law or listing requirements, (b) reduces your then current base salary or target bonus other than a one-time reduction of not more than 10% that also is applied to substantially all executive officers of the Company, (c) reduces the benefits to which you are entitled on the effective date of your employment agreement, unless a similar reduction is made for substantially all other executive officers, or (d) relocates you to a facility or a location more than 75 miles from your then present location, (ii) a successor to the Company fails to assume your employment agreement in writing upon becoming a successor or assignee of the Company, or (iii) the Company breaches your employment agreement and such breach results in material injury to you; provided, however, that if the event that potentially constitutes Good Reason is capable of cure, Good Reason only shall exist if the Company has not cured such event within thirty (30) days after receipt by the CEO of written notice from you describing why you believe Good Reason exists.
     6. Escrow of Unvested Common Stock. As security for your faithful performance of the terms of this Agreement and to insure the availability for delivery of your Common Stock in connection with the Reacquisition Right provided in Section 4 above, you agree to the following “Joint Escrow” and “Joint Escrow Instructions,” and you and the Company hereby authorize and direct the Secretary of the Company (“Escrow Agent”) to make arrangements with respect to all Unvested Shares awarded pursuant to the terms of this Agreement and of your Grant Notice, in accordance with the following Joint Escrow Instructions:
          (a) In the event your Continuous Service terminates, the Company shall, pursuant to the Reacquisition Right in Section 4 above, automatically reacquire for no consideration all Unvested Shares, within the meaning of Section 1 above, as of the date of such termination, unless the Company elects to waive such right as to some or all of the Unvested Shares. If the Company (or its assignee) elects to waive the Reacquisition Right, the Company or its assignee will give you and Escrow Agent a written notice specifying the number of Unvested Shares not to be reacquired. You and the Company hereby irrevocably authorize and direct Escrow Agent to close the transaction contemplated by such notice as soon as practicable following the date of termination of your Continuous Service in accordance with the terms of this Agreement and the notice of waiver, if any.
          (b) Vested Shares shall be delivered to you electronically upon vesting.
          (c) At any closing involving the transfer or delivery of some or all of the property subject to the Grant Notice and this Agreement, Escrow Agent is directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of Unvested Shares being transferred, and (c) to deliver same, together with the certificate, if any, evidencing the Unvested Shares to be transferred, to you or the Company, as applicable.
          (d) You irrevocably authorize the Company to deposit with Escrow Agent the certificates, if any, evidencing the Unvested Shares to be held by Escrow Agent hereunder and any additions and substitutions to the Unvested Shares as specified in this Agreement. You do hereby irrevocably constitute and appoint Escrow Agent as your attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates, if any, necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.
          (e) This escrow shall terminate upon the expiration or application in full of the Reacquisition Right, whichever occurs first, and the completion of the tasks contemplated by these Joint Escrow Instructions; provided, however, that this escrow shall not terminate with respect to any Unvested Shares that vest, but for which you have not satisfied any applicable federal, state, local and foreign tax withholding obligation of the Company or an Affiliate which arise in connection with vesting of the Unvested Shares.
          (f) If, at the time of termination of this escrow, Escrow Agent should have in its possession any documents, securities, or other property belonging to you, Escrow Agent shall deliver all of same to you and shall be discharged of all further obligations hereunder.
          (g) Except as otherwise provided in these Joint Escrow Instructions, Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.
          (h) Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or their assignees. Escrow Agent shall not be personally liable for any act Escrow Agent may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for you while acting in good faith and any act done or omitted by Escrow Agent pursuant to the advice of Escrow Agent’s own attorneys shall be conclusive evidence of such good faith.
          (i) Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In case Escrow Agent obeys or complies with any such order, judgment, or decree of any court, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.
          (j) Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.
          (k) Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with Escrow Agent.

          (l) Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if Escrow Agent shall cease to be the Secretary of the Company or if Escrow Agent shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or other person who in the future assumes the position of Secretary of the Company as successor Escrow Agent and you hereby confirm the appointment of such successor or successors as your attorney-in-fact and agent to the full extent of such successor Escrow Agent’s appointment.
          (m) If Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
          (n) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.
          (o) By signing this Agreement below, Escrow Agent becomes a party hereto only for the purpose of said Joint Escrow Instructions in this Section 6; Escrow Agent does not become a party to any other rights and obligations of this Agreement apart from those in this Section 6.
          (p) Escrow Agent shall be entitled to employ such legal counsel and other experts as Escrow Agent may deem necessary properly to advise Escrow Agent in connection with Escrow Agent’s obligations hereunder. Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with Escrow Agent’s obligations hereunder.
          (q) These Joint Escrow Instructions set forth in this Section 6 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “Escrow Agent” or “Escrow Agent’s” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.
     7. Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
     8. Irrevocable Power of Attorney. You constitute and appoint the Secretary of the Company as attorney-in-fact and agent to transfer said Common Stock on the books of the

Company with full power of substitution in the premises, and to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated. This is a special power of attorney coupled with an interest (specifically, the Company’s underlying security interest in retaining the shares of Common Stock in the event you do not perform the associated services for the Company), and is irrevocable and shall survive your death or legal incapacity. This power of attorney is limited to the matters specified in this Agreement.
     9. Rights as Stockholder. Subject to the provisions of this Agreement, you shall have the right to exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in the Joint Escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares are Unvested Shares.
     10. Limitations on Transfer of the Common Stock. In addition to any other limitation on transfer created by applicable securities laws, you shall not transfer, sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are Unvested Shares or continue to be held in the Joint Escrow. After any Common Stock has been released from the Joint Escrow, you shall not transfer, sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.
     11. Restrictive Legends. The certificates representing the Common Stock shall have endorsed thereon appropriate legends as determined by the Company.
     12. Non-transferability of the Award. Your Award is not transferable except by will or by the laws of descent and distribution.
     13. Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
     14. Withholding Obligations.
          (a) At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision in cash for, as determined by the Company, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award. In the Company’s sole discretion, the Company may elect, and you hereby authorize the Company, to withhold Vested Shares in such amounts as the Company determines are necessary to satisfy your obligation pursuant to the preceding sentence.

          (b) Unless the tax withholding obligations of the Company or any Affiliate are timely satisfied as reasonably determined by the Company, then the Company shall have no obligation to issue a certificate for, or otherwise deliver, such shares or release such shares from any escrow provided for herein and any shares held in escrow shall be automatically reacquired by the Company for no consideration.
     15. Tax Consequences. You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the shares of Common Stock as of the date any restrictions on the shares lapse (that is, as of the date on which part or all of the shares vest). In this context, “restriction” includes the right of the Company to reacquire the shares pursuant to its Reacquisition Right.
     16. Notices. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (a) the date of personal delivery, including delivery by express courier, or (b) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten days’ advance written notice to each of the other parties hereto:

Company:	Quovadx, Inc.
7600 E. Orchard Road
Suite 300-S
Greenwood Village, CO 80111
Attn: Secretary of the Company

You:	Your address as on file with the Company’s
Human Resources Department at the time notice is given

Escrow Agent:	Linda K. Wackwitz , Secretary of the Company
Quovadx, Inc.
7600 E. Orchard Road
Suite 300-S
Greenwood Village, CO 80111
     17. Miscellaneous.
          (a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

          (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
          (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
     18. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.
* * * * *
     This Restricted Stock Award Agreement shall be deemed to be signed by the Company and the Participants upon the signing by the Participant of the Restricted Stock Grant Notice to which it is attached.
     The Escrow Agent hereby acknowledges and accepts its rights and responsibilities pursuant to Section 6 above.

Linda K. Wackwitz
Secretary of the Company
Escrow Agent